                                                                        Ex. 99.1

[Company Logo]

Company Contact:              Media Contact:                          Investor Relations Contact:
----------------              --------------                          ---------------------------
Robert R. Schiller            Michael Fox                             James R. Palczynski
PRESIDENT                     PRESIDENT, CORPORATE COMMUNICATIONS     PRINCIPAL
ARMOR HOLDINGS, INC.          INTEGRATED CORPORATE RELATIONS, INC.    INTEGRATED CORPORATE RELATIONS, INC.
904.741.5400                  203.682.8218                            203.682.8229
www.armorholdings.com         mfox@icrinc.com                         jp@icrinc.com
---------------------         ---------------                         -------------

               ARMOR HOLDINGS, INC. INCREASES ITS SHARE REPURCHASE
                  PROGRAM BY AN ADDITIONAL 3.5 MILLION SHARES
                          (10.2% OF OUTSTANDING SHARES)

     - SELLS PUT OPTIONS ON 2,250,000 SHARES (6.6% OF OUTSTANDING SHARES) -

JACKSONVILLE, FLA., -- APRIL 4, 2005 -- ARMOR HOLDINGS, INC. (NYSE: AH), a
leading manufacturer and distributor of security products and vehicle armor systems serving law enforcement, military, homeland security and commercial markets, announced today that its Board of Directors increased its existing stock repurchase program to enable the Company to repurchase, from time to time depending upon market conditions and other factors, up to an additional 3.5 million shares of its outstanding common stock.

In March 2002, the Board of Directors approved a stock repurchase program authorizing the repurchase of up to a maximum of 3.2 million shares of the
Company's outstanding common stock and in February 2003, the Board of Directors increased the number of shares which may be repurchased under the stock repurchase program by an additional 4.4 million shares.

As of March 31, 2005, the Company had available 3.8 million shares of common stock remaining under its existing repurchase programs. Together with the recent authorization of an additional 3.5 million shares for repurchase, the Company has the ability to repurchase 7.3 million shares (21.3% of outstanding shares).
Under the repurchase program, repurchases may be made in the open market and in privately negotiated transactions utilizing various hedging mechanisms including, among others, the sale to third parties of put options for the
Company's common stock, or otherwise. The Company's ability to repurchase shares may be limited by covenants under the Company's revolving credit agreement and agreements governing the Company's 8.25% Notes and 2% Convertible Notes and must be made in compliance with applicable rules and regulations and may be discontinued at any time.

As of April 1, 2005, the Company has sold put options in various private transactions covering 2,250,000 shares (6.6% of outstanding shares) at a weighted average strike price of $36.11 per share all of which expire prior to
December 31, 2005. If the purchasers exercise the put options, the Company will be required to repurchase its shares or enter into alternative cash settlement arrangements at the negotiated strike price. If all of these put options are exercised, the Company would have 5.1 million shares remaining under its repurchase programs.

ABOUT ARMOR HOLDINGS, INC.

Armor Holdings, Inc. (NYSE: AH) is a diversified manufacturer of branded products for the military, law-enforcement, homeland security and personnel safety markets. Additional information can be found at
http://www.armorholdings.com.

Certain matters discussed in this press release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. The Company may use words such as
"anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify

forward-looking statements. These risks and uncertainties are described in the
Company's filings with the Securities and Exchange Commission, including the
Company's Registration Statement on Form S-3, its 2004 Form 10-K and most recently filed Form 10-Qs and 8-Ks.

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